                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333- ) of F.N.B. Corporation for the registration of 2,000,000 shares of its common stock pertaining to the F.N.B. Corporation 401(k) Plan of our report dated May 6, 2002, with respect to the consolidated financial statements of F.N.B. Corporation included in its Current Report on Form 8-K dated July 24, 2002 filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Birmingham, Alabama
July 24, 2002